MILLER & MCCOLLOM
Certified Public Accountants
4350 Wadsworth Boulevard, Suite 300
Wheat Ridge, Colorado
80033
Phone: 303-424-2020
Fascimile: 303-424-2828

To the Board of Directors
and Management of
Capital Reserve Canada Limited
1530 9th Avenue S.E.
Calgary, Alberta. T2G OT7

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

 I hereby consent to the use of our report dated March 27, 2003 relating to the independent accountants' report and audited financial statements of Capital Reserve Canada Limited as of December 31, 2002, 2001 and 2000 for the calendar years then ended as appears in such Form 20-F in the Company's filings with the U.S. Securities and Exchange Commission.

 /s/ Miller & McCollom

Miller & McCollom
Certified Public Accountants
Wheat Ridge, Colorado
July 17, 2003